Exhibit 99.1

CESCA THERAPEUTICS REPORTS FIRST QUARTER FISCAL 2017 RESULTS AND PROVIDES BUSINESS UPDATE

Management to Hold Conference Call Today at 2:00pm Pacific (5:00pm Eastern)

Rancho Cordova, CA, November 17, 2016 – Cesca Therapeutics Inc. (NASDAQ: KOOL), a market leader in automated cellular processing and point-of-care autologous cell-based therapeutics, today reported first quarter financial results for 2017 and provided an update to investors.

First Quarter 2017 Financial Results

Net revenues for the three months ended September 30, 2016 were $3.8 million compared to $2.8 million for the three months ended September 30, 2015. Improved revenues were primarily a result of stocking orders for AXP disposables. Res-Q products also increased as a result of a final shipment to our largest distributor consistent with the Company’s plan to withdraw the product from the market.

The Company’s gross profit was $1.4 million, or 37% of net revenues, for the three months ended September 30, 2016, compared to $0.4 million, or 13%, for the corresponding fiscal 2016 period. Gross profit increased primarily due to lower overhead costs as a result of the Company’s September 2015 restructuring initiative to reduce headcount primarily associated with our cord blood banking product line and higher inventory reserves in the first quarter of fiscal 2016.

Operating Expenses were $3.3 million for the three months ended September 30, 2016, compared to $4.3 million for the three months ended September 30, 2015. The decrease is primarily due to lower personnel costs as a result of the Company’s September 2015 restructuring initiative and a reduction in rent expense associated with consolidation of the Company’s US operations into its Rancho Cordova facility.

Net loss was $22.4 million for the three months ended September 30, 2016, compared to $3.4 million for the corresponding fiscal 2016 period. The increase in net loss was primarily due to non-cash charges of $20.4 million of interest expenses and amortization of debt discount associated with converting $12.5 million of convertible debt into common stock. These non-cash charges were partially offset by the increase in gross profit and decrease in operating expenses as previously described.

Exhibit 99.1

In addition to the results reported in accordance with U.S. GAAP, Cesca also uses a non-GAAP measure, adjusted EBITDA, to evaluate operating performance and to facilitate comparisons with historical results and trends. Adjusted EBITDA loss was $1.4 million for the three months ended September 30, 2016, compared to $3.2 million for the three months ended September 30, 2015. The decrease in adjusted EBITDA loss was the result of improved gross profit and lower operating expenses as already described.

“I am pleased with the results for the quarter,” Dr. Xiaochun “Chris” Xu, our interim CEO, commented.  “Our long-term goal is first and foremost to continue to build a company that has a strong leadership position in point-of-care devices, providing the clinician with in-the-operating-room-use of cellular processing capabilities; and secondly, to continue to build a robust pipeline for autologous cell-based therapeutics, ultimately providing Cesca with a competitive advantage in the growing regenerative medicine field.”

Company’s Conference Call and Webcast

Management will host a conference call on Thursday, November 17, 2016 at 2:00 PM Pacific (5:00 PM Eastern).

The call can be accessed by dialing 1-800-860-2442 within the U.S. or 1-412-858-4600 outside the U.S. and referencing, “Cesca”. The Company’s management will be on the call to discuss the first quarter results and other corporate events, followed by a Q&A session. Participants are asked to call the assigned number approximately five minutes before the conference call begins.

To listen to the audio webcast of the call during or after the event, please visit: https://services.choruscall.com/links/kool161110.html

Replay

A replay of the conference call will be available two hours after the call for the following five business days by dialing 1-877-344-7529 within the U.S. or 1-412-317-0088 outside the U.S. and entering the following account number when prompted ‘10095391’.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of cellular therapies and delivery systems for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapeutics. These include:

●

The SurgWerks™ System (in development) - a proprietary system comprised of the SurgWerks Processing Platform, including devices and analytics, and indication-specific SurgWerks Procedure Kits for use in regenerative stem cell therapy at the point-of-care for vascular and orthopedic diseases.

●	The CellWerks™ System (in development) - a proprietary cell processing system with associated analytics for intra-laboratory preparation of adult stem cells from bone marrow or blood.
●	The AutoXpress® System (AXP®) - a proprietary automated device and companion sterile disposable for concentrating hematopoietic stem cells from cord blood.
●	The MarrowXpress™ System (MXP™) - a derivative product of the AXP and its accompanying sterile disposable for the isolation and concentration of hematopoietic stem cells from bone marrow.
●	The BioArchive® System - an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell concentrate for future use.
●	Manual bag sets for use in the processing and cryogenic storage of cord blood.

Exhibit 99.1

Forward-Looking Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Company Contact: Cesca Therapeutics Inc.

ir@cescatherapeutics.com

Investor Contact: The Ruth Group

Lee Roth / Tram Bui

646-536-7012 / 7035

lroth@theruthgroup.com / tbui@theruthgroup.com

Exhibit 99.1

Cesca Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,608	$5,835
Accounts receivable, net	3,010	3,169
Inventories	3,357	3,593
Prepaid expenses and other current assets	203	246

Total current assets	12,178	12,843

Equipment, net	3,011	2,962
Goodwill	13,195	13,195
Intangible assets, net	20,723	20,821
Other assets	78	78

Total assets	$49,185	$49,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,821	$2,648
Other current liabilities	2,125	2,894

Total current liabilities	3,946	5,542

Long-term liabilities	8,912	12,084

Stockholders' equity	36,327	32,273

Total liabilities and stockholders’ equity	$49,185	$49,899

Exhibit 99.1

Cesca Therapeutics Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2016	2015
Net revenues	$3,767	$2,823

Cost of revenues	2,385	2,456

Gross profit	1,382	367

Expenses:
Sales and marketing	481	632

Research and development	670	1,097

General and administration	2,179	2,552

Total operating expenses	3,330	4,281

Loss from operations	(1,948)	(3,914)

Interest expense	(10,535)	(7)
Amortization of debt discount	(9,851)	(13)
Fair value change of derivative instruments	(326)	1,426
Registration rights liquidated damages	--	(880)
Other income and (expenses)	215	(9)

Net loss	$(22,445)	$(3,397)

Foreign currency translation adjustments	2	(25)
Comprehensive loss	$(22,443)	$(3,422)

 Exhibit 99.1

Cesca Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	Three Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net cash used in operating activities	(2,009)	(1,305)

Cash flows from investing activities:
Capital expenditures	(154)	(187)

Cash flows from financing activities:
Proceeds from convertible debentures, net of financing costs	--	4,720
Payments on capital lease obligations	(23)	(14)
Proceeds from issuance of common stock, net	2,091	--
Repurchase of common stock	(134)	(5)

Net cash provided by financing activities	1,934	4,701

Effects of foreign currency rate changes on cash and cash equivalents	2	(7)
Net increase (decrease) in cash and cash equivalents	(227)	3,202

Cash and cash equivalents at beginning of period	5,835	3,357
Cash and cash equivalents at end of period	$5,608	$6,559

Supplemental non-cash financing and investing information:
Derivative obligation related to issuance of warrants	--	$4,282
Common stock issued for payment of convertible debentures and interest	$23,905	$--

Exhibit 99.1

Cesca Therapeutics Inc.

Adjusted EBITDA

(Unaudited)

(in thousands)	Three Months Ended September 30,
	2016	2015
Loss from operations	$(1,948)	$(3,914)

Add (subtract):

Depreciation and amortization	261	365

Stock-based compensation expense	298	343

Adjusted EBITDA loss	$(1,389)	$(3,206)